Exhibit 5.1

Tel-Aviv, November 1, 2007
Ref: S-296-3
Ceragon Networks Ltd.
24 Raoul Wallenberg Street
Tel Aviv 69719
Israel
Re: Registration Statement on Form F-3
Ladies and Gentlemen:
We have acted as special Israeli counsel for Ceragon Networks Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the preparation of a Registration Statement on Form F-3 (Reg. No. 333- 146440) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the U.S. Securities Act of 1933, as amended (the “Act”) for the registration of 7,590,000 Ordinary Shares, nominal value NIS 0.01 per share, of the Company, as follows:
i)	The issuance and sale of 6,000,000 ordinary shares, nominal value NIS 0.01 per share (each, an “Ordinary Share”), by the Company (the “Company Shares”) through several underwriters (the “Underwriters”);

ii)	The sale of additional 600,000 Ordinary Shares (the “Shareholder Shares”) by the selling shareholder (the “Selling Shareholder”) through the Underwriters; and

iii)	The issuance and sale of 990,000 additional Ordinary Shares (the “Additional Company Shares”) by the Company to the Underwriters, if the Underwriters elect to exercise their right to purchase the Additional Company Shares at any time and from time to time, in whole or in part, within 30 days after the date of the offering.
The sale of the Company Shares, the Shareholder Shares and the Additional Company Shares to the Underwriters is expected to be subject to certain terms and conditions set forth in an underwriting agreement contemplated to be entered into among the Company, the Underwriters and the Selling Shareholder.
You have asked us to render our opinion as to the matters hereinafter set forth herein.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the form of Registration Statement as amended through the date hereof, filed by the Company with the Commission; (ii) copies of the Memorandum of Association and Articles of Association, as amended (the “Articles of Association”), of the Company; and (iii) resolutions adopted to date by the Board of Directors of the Company (the

“Board of Directors”) and draft resolutions of the Board of Directors relating to the Registration Statement and the issuance and sale of the Company Shares and the Additional Company Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company as we have deemed necessary as a basis for this opinion.
In our examination we have assumed the legal capacity of all natural persons, the existence of and authorization by all non-natural persons (other than the Company), the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to relevant facts material to our opinion, we have relied, without any independent investigation or verification, upon written or oral statements of officers and other representatives of the Company and certificates of public officials.
In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the laws of the State of Israel. Based upon and subject to the foregoing, we are of the opinion that insofar as Israeli law is concerned:
1.	The Company Shares and the Additional Company Shares when issued and sold against payment therefor, in the manner contemplated by the Prospectus included in the Registration Statement, will be legally issued, fully paid and non-assessable.

2.	The Shareholder Shares have been duly authorized, and are legally issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, and to the references to our name wherever appearing in the Prospectus that is a part of the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
                           Very truly yours,
                               /s/ Shibolet & Co.
                           Shibolet & Co
                           Advocates and Notaries